UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2023

DISC MEDICINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39438	85-1612845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Arsenal Street, Suite 101, Watertown, MA 02472	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-9274

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IRON	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Disc Medicine, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Agreement”) with Jefferies LLC (“Jefferies”) on October 10, 2023, pursuant to which the Company may, from time to time in its sole discretion, issue and sell through Jefferies, acting as sales agent, or directly to Jefferies, acting as principal, shares of the Company’s common stock, par value $0.0001 per share (“common stock”), having an aggregate offering price of up to $59.7 million (the “Initial Shares”). Prior to December 5, 2023, offers and sales of the Initial Shares have been made pursuant to the Agreement and the Company’s effective registration statement on Form S-3 (No. 333-269272) and a prospectus supplement related thereto (the “Prior Prospectus”). As of December 5, 2023, the Company had offered and sold shares of common stock with an aggregate offering price of $7,167,167.89 pursuant to the Agreement and the Prior Prospectus.

On December 5, 2023, the Company and Jefferies entered into an amendment to the Agreement (the “Amendment”) to increase the aggregate offering price of the shares of common stock that the Company may offer under the Agreement from $59.7 million to $200.0 million (the “Additional Shares”). The material terms and conditions of the Agreement otherwise remain unchanged.

The foregoing description of the Amendment and the Agreement are not complete and are qualified in their entirety by reference to (i) the full text of the Amendment, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and (ii) the full text of the Agreement, a copy of which was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2023 each of which is incorporated herein by reference. A copy of the opinion of Goodwin Procter LLP relating to the validity of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On December 5, 2023, the Company suspended and terminated sales of the Initial Shares pursuant to the Prior Prospectus. The sale of the Initial Shares having an aggregate offering price of $52,532,832 and the Additional Shares have been registered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-275652) (the “Registration Statement”), and offers and sales of such Initial Shares and the Additional Shares will be made only by means of a prospectus supplement to the Registration Statement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Amendment No. 1 to Open Market Sale AgreementSM dated December 5, 2023 by and between Disc Medicine, Inc. and Jefferies LLC.

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISC MEDICINE, INC.

Date: December 5, 2023	By:	/s/ John Quisel
	Name:	John Quisel, J.D. Ph.D.
	Title:	Chief Executive Officer